NON-COMPETITION
                                       and
                              CONSULTANCY AGREEMENT

        THIS NON-COMPETITION AND CONSULTANCY AGREEMENT is dated this 1st day of June, 1996 ("Non-Competition and Consultancy Agreement") by and between JOHN R. QUINN ("Consultant" or "Seller") and CHILDREN'S BROADCASTING CORPORATION ("Buyer").

                              W I T N E S S E T H :

        WHEREAS, pursuant to a Stock Purchase Agreement dated January 19, 1996 (the "Agreement") between Consultant and Buyer, Consultant has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller the corporate stock of Radio Elizabeth, Inc., the licensee of radio station WJDM(AM), Elizabeth, New Jersey (the "Station");

        WHEREAS, this Non-Competition and Consultancy Agreement is being executed pursuant to Section 2.3 of the Agreement;

        WHEREAS, the Consultant is an officer, director and the sole stockholder of Radio Elizabeth, Inc., has been involved in and has knowledge of the operation of the Station and the Station's market, and the Buyer is desirous of obtaining the benefits of and the Consultant is willing to enter into and bind himself under this Non-Competition and Consultancy Agreement;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, Consultant and Buyer covenant and agree as follows:

1.       NON-COMPETITION WITH BUYER. Consultant agrees that for a period of ten
         (10) years from the date of this Non-Competition and Consultancy Agreement, Consultant shall not, either on his own account or on behalf of or in association with any other person or entity, directly or indirectly, as an employee, owner, investor, stockholder, partner, joint venturer, agent, consultant, or representative, establish, engage in or become interested in any radio broadcast enterprise licensed by the Federal Communications Commission to Elizabeth, New Jersey, other than an enterprise owned by or controlled by the Buyer.

2. CONSULTANCY WITH BUYER. Consultant agrees that for a period of ten (10) years from the date of this Consultancy Agreement to assist the Buyer in the operation of the Station, upon reasonable notice to the Consultant and consistent with Consultant's prior commitments, by providing telephone and in person consultation regarding the operation of Station or the market in which it is located up to an aggregate time commitment of twenty-four (24) hours per year. Any unused time in any year shall not be carried over to the following year. Buyer will reimburse Consultant for any out-of-pocket expenses incurred at the request of the Buyer in performing his duties under this Consultancy Agreement.

3. PAYMENTS TO CONSULTANT. In consideration of the performance of the duties and obligations of the Consultant to the Buyer, the Consultant will be paid One Million Five Hundred Thousand Dollars ($1,500,000) in forty (40) equal quarterly payments of Thirty-Seven Thousand Five Hundred Dollars ($37,500.00), with the first such payment to be due on the date three (3) months after the date of this Non-Competition and Consultancy Agreement, and each such subsequent payment due and payable on dates three (3) months subsequent to the due date of the prior payment until forty (40) such payments have been made.

         In the event that a payment is delivered to Consultant after the date it is due, Buyer shall remit as a late fee for such payment the amount of Seven Hundred Fifty Dollars ($750.00) for each day past the due date that the payment is delivered. If Buyer shall fail to pay when due any of the payments due under this Section 3, or any portion of such payments, and a time period of ten (10) business days elapses after notice to the Buyer of such failure, the Consultant under this Non-Competition and Consultancy Agreement may declare a default, and the total amount remaining to be paid shall be due and payable without regard to the payment schedule described above, and Buyer shall pay Consultant interest on the total unpaid amount under this Non-Competition and Consultancy Agreement at the lessor rate of the maximum rate permitted by law or the rate of eighteen percent (18%) per annum, computed on a daily basis, until such time as the total remaining amount, with all accrued interest, is paid. In the event that Consultant does not declare a default as a result of a late payment whether or not notice is delivered to Buyer, Buyer will nonetheless owe to Consultant the late fee of $750 for each day that payment is late or insufficient, with such amounts to accrue and be owed and payable with interest should a default be subsequently declared by the Consultant.

4. ENFORCEMENT. This Non-Competition and Consultancy Agreement shall be enforceable by either party by restraining order, injunction or specific performance without being required to prove actual damages or post a bond or furnish other security and such enforcement shall be cumulative and in addition to any other remedy available. Buyer's obligation to make the payments set forth in Section 3 above is absolute and not subject to any set off or counterclaim by Buyer. In the event of a declaration of default by Seller under Section 3 hereof, Seller need only prove the existence of such default to obtain a judgment against Buyer. Any claims or counterclaims by Buyer shall not be considered in any such action, and, in the event that any such claim is asserted by Buyer, such claim shall not be either the basis of any set-off in an action by Seller to enforce its remedies hereunder or a defense or basis for Buyer with respect to its obligation to make payments hereunder, but must be separately asserted and proved by Buyer in an independent proceeding.

5. ATTORNEY'S FEES AND COSTS. Should either party default in the performance of any of the terms or conditions of this Non-Competition and Consultancy Agreement, which default results in the filing of a lawsuit or any other action, the prevailing party in such lawsuit shall be entitled to reasonable attorneys' fees and costs as shall be determined by the court.

6. SUCCESSORS AND ASSIGNS. This Non-Competition and Consultancy Agreement shall be binding upon, and inure to the benefit of, the heirs, personal representatives, successors and assigns of the parties, even in the event of the death, disability or demise of Consultant in which such event the obligations placed upon the Consultant shall be relieved, but the Buyer's obligation to remit payments shall continue.

7. NOTICES. Any payment, notice, consent, waiver or other communication hereunder shall be sent by certified, express or registered mail, return receipt requested, postage prepaid, overnight air courier service or same day delivery service to the address specified below (or at such other address which party shall specify to the other party in accordance herewith):

               If to Consultant:

               John R. Quinn
               Radio Elizabeth, Inc.
               9 Caldwell Street
               Elizabeth, New Jersey 07201

                      with a copy to:
                      John F. Garziglia, Esq.
                      Pepper & Corazzini, L.L.P.
                      1776 K Street, N.W., Suite 200
                      Washington, D.C. 20006

               If to Buyer:

               Children's Broadcasting Corporation
               724 First Street North, Fourth Floor
               Minneapolis, Minnesota 55401

                      with a copy to:
                      Lance W. Riley, Esq.
                      Radio Management Corporation
                      724 First Street North, Fourth Floor
                      Minneapolis, Minnesota 55401

         Notice or other communication shall be deemed to have been given, delivered or received as the case may be, three business days after mailing if sent by registered or certified mail or on the next business day if sent by express mail, overnight air courier or same day delivery service.

8. CONSTRUCTION. This Non-Competition and Consultancy Agreement shall be construed and enforced in accordance with the substantive laws of the State of New Jersey without reference to principles of conflicts of law in effect in such State. If any Section or provision of this Non-Competition and Consultancy Agreement is held to be invalid or unenforceable, all other Sections and provisions shall nevertheless continue in full force and effect.

9. WAIVER. Any term or provision of this Non-Competition and Consultancy Agreement may be waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Non-Competition and Consultancy Agreement may be amended or supplemented at any time by the mutual consent of the parties hereto, except that any waiver of any term or condition, or any amendment or supplementation, of this Non-Competition and Consultancy Agreement shall be effective only if in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Non-Competition and Consultancy Agreement shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Non-Competition and Consultancy Agreement.

10. MULTIPLE COUNTERPARTS. This Non-Competition and Consultancy Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In addition, this Non-Competition and Consultancy Agreement may contain more than one counterpart of the signature page and this Non-Competition and Consultancy Agreement may be signed by the affixing of the signature of each party to one of such counterpart signature pages; all of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.


        IN WITNESS WHEREOF, the undersigned have executed this Non-Competition and Consultancy Agreement to be effective on the date first above written.

                               CONSULTANT:

                               JOHN R. QUINN

                               /s/ John R. Quinn
                               John R. Quinn


                               BUYER:

                               CHILDREN'S BROADCASTING CORPORATION


                               By: /s/ James G. Gilbertson
                                   Its: CEO



STATE OF NEW JERSEY

County of Atlantic, ss.

        Be it remembered that on this 3rd day of June, 1996, in the County and State aforesaid, before me, the subscriber, a Notary Public authorized to take acknowledgments and proofs in said County and State, personally appeared John Quinn, who, I am satisfied is the grantor named in and who executed the foregoing instrument, and he did acknowledge that he signed, sealed and delivered the same as his act and deed for the uses and purposes therein expressed.

                                     /s/ Janet E. Goldsmith
                                     Notary Public

[AFFIX SEAL]                         My commission expires: March 4, 2001






STATE OF MINNESOTA

COUNTY OF HENNEPIN, SS.

         Be it remembered that on this 1st day of June, 1996, in the County and State aforesaid, before me, the subscriber, a Notary Public authorized to take acknowledgments and proofs in said County and State, I certify that James G. Gilbertson personally came before me and this person acknowledged under oath, to my satisfaction, that:

(a) this person signed, sealed and delivered the attached document as Chief Operating Officer of the corporation named in this document;

(b)      the proper corporate seal was affixed; and

(c) this document was signed and made by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors.


                                     /s/ Christine A. Hein
                                     Notary Public

[AFFIX SEAL]                         My commission expires: January 1, 2000